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                                     Exhibit 11.1
                            GENERAL ACCEPTANCE CORPORATION
                   Statement Re:  Computation of Per Share Earnings

 Exhibit 11.1


                                                                      THREE MONTHS
                                                                      ENDED MARCH 31,
                                                                      -----------------
                                                                1996               1995
                                                        (HISTORICAL)        (PRO FORMA)
Primary:
     Weighted average shares outstanding                   6,022,000          4,064,000
     Net affect of dilutive stock options - based on
          the treasury stock method using the average
          market price                                           ---                ---
     Adjustment for shares required to pay
          undistributed S Corporation earnings using
          the initial public offering price                      ---            397,961
     Total weighted average shares                         6,022,000          4,461,961
                                                       =============  =================
     Net income                                        $     223,445  $         885,952
                                                       =============  =================
     Per share amount                                  $        0.04  $            0.20
                                                       =============  =================

Fully diluted:
     Weighted average shares outstanding                   6,022,000          4,064,000
     Net effect of dilutive stock options - based on
          the treasury stock method using the period-
          end market price, if greater than average
          market price                                           ---                ---
     Adjustment for shares required to pay
          undistributed S Corporation earnings using
          the initial public offering price                      ---            397,961
     Total weighted average shares outstanding             6,022,000          4,461,961
                                                       =============  =================
     Net income                                        $     223,445  $         885,952
                                                       =============  =================
     Per share amount                                  $        0.04  $            0.20
                                                       =============  =================
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